Exhibit 99.1

The registrant is filing this Exhibit 99.1 for the purpose of incorporating the information set forth herein by reference into the registration statement on Form S-3 (File No. 333-223507) that was filed by the registrant with the Securities and Exchange Commission on March 7, 2018 and became effective upon filing.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered:

SEC Registration Fee	$21,576
Printing and Engraving Expenses	$25,000
Legal Fees and Expenses	$240,000
Accounting Fees and Expenses	$50,000
Miscellaneous Fees and Expenses	$8,424
Total	$345,000